                                                                  EXHIBIT 4.02

              THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     This THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is made as of June 10, 1999, by and among Interwoven, Inc., a California corporation (the "Company"), the persons listed on the attached Schedule A who become signatories to this Agreement (collectively, the "Investors").

                                R E C I T A L S
                                ---------------

     A. The Company and the Investors have entered into one or more agreements for sale by the Company and purchase by the Investors of the Company's Preferred Stock and other securities.

     B. In connection with the purchase and sale of the Company's securities, the Company and the Investors desire to provide for the rights of the Investors with respect to information about the Company and registration of the Common Stock issued upon conversion or exercise of the securities according to the terms of this Agreement. In addition, the Investors who were parties to the Second Amended and Restated Investor Rights Agreement made as of October 30, 1998, as amended (the "Prior Agreement"), desire to restate the Prior Agreement as set forth below, and consent to the addition, as parties to this Agreement, of the Investors who purchase the Company's Series E Preferred Stock, such that this Agreement is the only agreement governing the information and registration rights of the holders of the Company's Preferred Stock.

     THE PARTIES AGREE AS FOLLOWS:

     1.   Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          (a) "Commission" shall mean the U.S. Securities and Exchange
               ----------
Commission or any other federal agency at the time administering the Securities Act.

          (b) "Convertible Securities" shall mean securities of the Company
               ----------------------
convertible into or exercisable or exchangeable for Common Stock of the Company, or into other securities that are convertible into or exercisable or exchangeable for Common Stock.

          (c) "Exchange Act" shall mean the Securities and Exchange Act of 1934,
               ------------
as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (d) "Form S-3" shall mean Form S-3 issued by the Commission or any
               --------
substantially similar form then in effect.

          (e) "Holder" shall mean any holder of outstanding Registrable
               ------
Securities which have not been sold to the public pursuant to a public offering, but only if such holder is one of the Investors or an assignee or transferee of Registration rights as permitted by Section 12.

          (f) "Initiating Holders" shall mean Holders (a) who in the aggregate
               ------------------
hold at least forty percent (40%) of the Registrable Securities, or (b) who hold any of the Company's outstanding Series B Preferred which are Registrable Securities, or (c) who in the aggregate hold at least twenty percent (20%) of the Company's outstanding Series C Preferred which are Registrable Securities, or (d) who in the aggregate hold at least twenty percent (20%) of the Company's outstanding Series D Preferred which are Registrable Securities, or (e) who in the aggregate hold at least twenty percent (20%) of the Company's outstanding Series E Preferred which are Registrable Securities.

          (g) "Major Investor" shall mean an investor that, together with any
               --------------
affiliates, holds not less than 300,000 shares of the Convertible Securities and/or Registrable Securities (as equitably adjusted for stock splits, subdivisions, stock dividends, changes, combinations, or the like).

          (h) "Material Adverse Event" shall mean an occurrence having a
               ----------------------
consequence that either (a) is materially adverse as to the business, properties, prospects, or financial condition of the Company or (b) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur might materially adversely affect the business, properties, prospects, or financial condition of the Company.

          (i) The terms "Register", "Registered", and "Registration" refer to a
                         --------    ----------        ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

          (j) "Registrable Securities" shall mean all Common Stock issued or
               ----------------------
issuable upon conversion of the Company's Convertible Securities purchased by or issued to the Investors, including Common Stock issued pursuant to stock splits, stock dividends and similar distributions, and any securities of the Company granted registration rights pursuant to Section 11 of this Agreement unless (a) such Common Stock has previously been sold to the public, or (b) registration rights with respect to such Common Stock have expired in accordance with Section 7 hereof.

          (k) "Registration Expenses" shall mean all expenses incurred by the
               ---------------------
Company in complying with Sections 4 or 5 of this Agreement, including, without limitation, all federal and state registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and expenses of special counsel for the Holders, and the expense of any special audits incident to or required by any such registration.

          (l) "S-C Group" shall mean Quantum Industrial Partners LDC, S-C .
               ---------
Phoenix Holdings, L.L.C., Winston Partners II LDC, Winston Partners II LLC, and their affiliates. For purposes of this Agreement, "affiliates" of the S-C Group shall include one or more of Purnendu Chatterjee, Chatterjee Fund Management, George Soros or Soros Fund Management LLC or affiliates thereof, and any person or entity for which any such person or entity acts as investment advisor or investment manager.

          (m) "Securities Act" shall mean the Securities Act of 1933, as
               --------------
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (n) "Selling Expenses" shall mean all underwriting discounts, selling
               ----------------
commissions and stock transfer taxes applicable to the sale of Registrable Securities pursuant to this Agreement.

     2.   Financial Statements and Reports to Major Preferred Investors.
          -------------------------------------------------------------

          2.1 The Company shall deliver to each holder who, together with affiliates, holds a total of more than (x) 680,000 shares of Series B Preferred, Series C Preferred, or Series D Preferred (or Common Stock issued upon conversion of Series B Preferred, Series C Preferred, Series D Preferred), or
(y) 100,000 shares of Series E Preferred (or Common Stock issued upon conversion of Series E Preferred), and to the S-C Group (each a "Major Preferred Investor"):

          (a) As soon as practicable after the end of each fiscal quarter after the Closing, and in any event within 30 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter, and consolidated statements of income and cash flow for such quarter and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), consistently applied with prior practice for earlier periods, and signed by the Chief Financial Officer or President of the Company certifying that they fairly and accurately present the financial condition and results of operation of the Company, subject to changes resulting from year-end audit adjustment;

          (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, an audited consolidated balance sheet of the Company as of the end of such year and audited consolidated statements of income, shareholders' equity and cash flow for such year, which year-end financial reports shall be in reasonable detail and shall be prepared in accordance with generally accepted accounting principles, consistently applied with prior practice for earlier periods, and accompanied by the opinion of independent public accountants of nationally recognized standing selected by the Company;

          (c) As soon as practicable following submission to and approval by the Board of Directors of the Company (such submission to be prior to the end of each fiscal year) an operating budget and business plan (the "Plan") respecting the next fiscal year and a summary of such Plan, together with any update of the Plan as such update is prepared and approved by the Board of Directors; and

          (d) A copy of each report or document of the Company delivered to a majority of the holders of Common Stock (including Common Stock issuable upon conversion of Preferred Stock);

          (e) An annual capitalization summary; and

          (f) Prompt notice of any litigation or any material adverse claims or disputes involving the Company.

          2.2 The covenants of the Company set forth in this Section 2 shall terminate and be of no further effect with respect to each Major Preferred Investor upon the closing of the first public offering of the Common Stock of the Company that is effected pursuant to a Registration Statement filed with, and declared effective by, the Commission under the Securities Act (other than either a public offering limited solely to employees of the Company or an offering pursuant to Rule 145 under the Securities Act).

     3.   Right of First Refusal.
          ----------------------

          3.l The Company hereby grants to each Major Investor the right of first refusal to purchase up to its Pro Rata Share of the New Securities (as defined below) which the Company may, from time to time, propose to sell and issue in a transaction or series of related transactions involving aggregate proceeds to the Company of $1,000,000 or more. The Major Investors may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The "Pro Rata Share" of each Major Investor, for purposes of this right of first refusal, is the ratio of (i) the total number of shares of Common Stock held by such Major Investor (including any shares of Common Stock into which shares of the Convertible Securities held by such Major Investor are convertible) to (ii) the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities (including any shares of Common Stock into which outstanding shares of the Convertible Securities are convertible and treating as outstanding the maximum number of shares of Common Stock that can be issued under the Company's Stock Option Plan).

          3.2 "New Securities" shall mean any capital stock of the Company, whether authorized or not, and any rights, options, or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided that "New Securities" does not include (i) the Series E Preferred Stock issued pursuant to that certain Series E Preferred Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement"), or the Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or such Series E Preferred Stock; (ii) securities offered pursuant to a registration statement filed under the Securities Act; (iii) securities issued by the Company pursuant to the acquisition of another corporation by merger, purchase of substantially all of the assets, or other reorganization; (iv) securities issued by the Company to a strategic corporate partner pursuant to a strategic corporate partnership; provided such issuances are for other than primarily equity financing purposes and provided that at the time of any such issuance, the aggregate of such issuance and similar issuances in the preceeding twelve month period do not exceed 1% of the then outstanding Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities); (v) shares issued or issuable to employees, directors, consultants, advisers and others performing services for the Company or its subsidiaries, pursuant to a plan or arrangement approved by the Company's Board of Directors; (vi) shares issued without consideration pursuant to a stock dividend, stock split, or similar transaction; (vii) warrants, and shares issuable upon exercise of such warrants, issued in connection with equipment leasing or credit transactions with commercial lending institutions and approved by the Company's Board of Directors; and (viii) Registrable Securities issued or issuable upon conversion, exercise, or exchange of New Securities.

          3.3 In the event the Company proposes to undertake an issuance of New Securities, it shall give to each Major Investor written notice (the "Notice") of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, the number of shares which Major Investor is entitled to purchase, and a statement that each Major Investor shall have twenty (20) days to respond to such Notice. Each Major Investor shall have twenty (20) days from the date of receipt of the Notice to agree to purchase any portion of or all of its Pro Rata Share of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms.

          3.4 In the event a Major Investor fails to exercise in full the right of first refusal within said twenty (20) day period, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from date of said agreement) to sell the New Securities respecting which such Major Investor's rights were not exercised, at a price and upon general terms no more favorable to the purchaser thereof than specified in the Notice. In the event the Company has not sold the New Securities within said sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to such Major Investor in the manner provided above.

          3.5 The right of first refusal granted under this Section 3 is assignable by the Major Investors and their affiliates to (i) any transferee of a minimum of 100,000 shares of Common Stock (including any shares of Common Stock into which shares of Convertible Securities then held by it are convertible), (ii) any wholly owned subsidiary or parent of, or any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Major Investor, or (iii) any Major Investor.

          3.6 The covenants of the Company set forth in this Section 3 shall be terminated and be of no further force or effect immediately prior to the closing of the first public offering of the Common Stock of the Company that is effected pursuant to a Registration Statement filed with, and declared effective by, the Commission under the Securities Act (other than either a public offering limited solely to employees of the Company or an offering pursuant to Rule 145 under the Securities Act), and such covenants shall terminate as to any Major

Investor as of the date such Major Investor no longer holds any shares of the capital stock of the Company.

     4.   Demand Registration.
          -------------------

          4.1  Request for Registration on Form Other Than Form S-3. Subject to
               ----------------------------------------------------
the terms of this Agreement, in the event that the Company shall receive from the Initiating Holders at any time after the earlier of (a) May 9, 2001 and (b) six (6) months after the closing of the Company's initial public offering of shares of Common Stock under a Registration Statement, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a Form other than Form S-3 for an offering with a reasonably anticipated aggregate offering price to the public exceeding $5,000,000, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and shall (ii) use its best efforts to effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within twenty (20) days after written notice from the Company. The Company shall not be obligated to take any action to effect any such registration pursuant to this Section 4.1 (i) for the one hundred eighty (180) day period immediately following the closing of the Company's initial public offering of shares of Common Stock under a Registration Statement, (ii) after the Company has effected two such Registrations pursuant to this Section 4.1 and such Registrations have been declared effective, or (iii) if the Company, within thirty (30) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a Registration Statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a Registration Statement relating to a Rule 145 transaction or an offering solely to employees), provided that the Company is actively employing in good faith all best efforts to cause such Registration Statement to become effective. The substantive provisions of Section 4.5 shall be applicable to each Registration initiated under this Section 4.1.

          4.2  Right of Deferral of Registration on Form Other Than Form S-3. If
               -------------------------------------------------------------
the Company shall furnish to all such Holders who joined in the request a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 4.1, the Company shall have the right, exercisable not more than once in any twelve-month period, to defer the filing of a Registration Statement with respect to such offering for a period of not more than ninety (90) days from delivery of the request of the Initiating Holders.

          4.3  Request for Registration on Form S-3.
               ------------------------------------

               (a) If one or more Initiating Holders requests that the Company file a Registration Statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of Registrable Securities the reasonably anticipated aggregate price to the public of which would not be less than $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall (i) promptly give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable effect such registration and all qualifications and compliance as may be so requested and as would permit or facilitate the sale and distribution of all of such portion of such Holder's or Holders' Registrable Securities as are specified in such request; provided, however, that the Company shall not be required to effect more than one Registration pursuant to this
Section 4.3 in any six (6) month period. The substantive provisions of Section
4.5 shall be applicable to each Registration initiated under this Section 4.3.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to file a registration statement pursuant to this Section 4.3:

              (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

              (ii) if the Company, within thirty (30) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a Registration Statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a Registration Statement relating to a Rule 145 transaction or an offering solely to employees), provided that the Company is actively employing in good faith all reasonable efforts to cause such Registration Statement to become effective provided that the foregoing is limited to one time in any twelve (12) month period;

              (iii) within one hundred eighty (180) days immediately following the effective date of any Registration Statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); or

              (iv) if the Company shall furnish to such Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a Registration Statement to be filed in the near future, then the Company's obligation to use its best efforts to file a Registration Statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder provided that the Company shall not exercise the right contained in this paragraph (iv) more than once in any twelve (12) month period.

     4.4  Registration of Other Securities in Demand Registration. Any
          -------------------------------------------------------
Registration Statement filed pursuant to the request of the Initiating Holders under this Section 4 may, subject to the provisions of Section 4.5, include securities of the Company other than Registrable Securities.

     4.5  Underwriting in Demand Registration.
          -----------------------------------

          4.5.1 Notice of Underwriting.  If the Initiating Holders intend to
                ----------------------
distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 4, and the Company shall include such information in the written notice referred to in Section 4.1 or 4.3. The right of any Holder to Registration pursuant to Section 4 shall be conditioned upon such Holder's agreement to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting.

          4.5.2 Inclusion of Other Holders in Demand Registration.  If the
                -------------------------------------------------
Company, officers, or directors of the Company holding Common Stock other than Registrable Securities, or holders of securities other than Registrable Securities, request inclusion in such Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of such Registration and subject to Section 4.5.4, may, in their sole discretion, on behalf of all Holders, offer to any or all of the Company, such officers or directors, and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 4. In the event, however, that the number of shares so included exceeds the number of shares of Registrable Securities requested to be included by all Holders, such Registration shall be treated as governed by
Section 5 hereof rather than Section 4, and it shall not count as a Registration for purposes of Section 4.1 or Section 4.3 hereof.

          4.5.3 Selection of Underwriter in Demand Registration.  The Company
                -----------------------------------------------
shall (together with all Holders and other security holders, if any, proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative ("Underwriter's Representative") of the underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to the Holders of a majority of the Registrable Securities being registered by the Initiating Holders.

          4.5.4 Marketing Limitation in Demand Registration.  In the event the
                -------------------------------------------
Underwriter's Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the underwriter and the Company may limit the number of Registrable Securities to be included in the Registration and underwriting; provided, however, that no Registrable Securities shall be so excluded unless (i) first, the Common Stock (other than Registrable Securities) held by officers or employees of the Company, (ii) second, the securities other than Registrable Securities (other than those described in paragraph (iii) below), and (iii) third, the securities requested to be registered by the Company, shall be excluded from such Registration to the extent required by such limitation. If a limitation of the number of shares is still required, the Company shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities otherwise entitled to inclusion in such Registration held by such Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 4.5.4 shall be included in such Registration Statement.

          4.5.5 Right of Withdrawal in Demand Registration.  If any Holder of
                ------------------------------------------
Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the Underwriter's Representative and the Initiating Holders delivered at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement. If the remaining Holders are not Initiating Holders, then the Company may discontinue the Registration.

     4.6  Blue Sky in Demand Registration.  In the event of any Registration
          -------------------------------
pursuant to this Section 4, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

  5. Piggyback Registration.
     ----------------------

     5.1  Notice of Piggyback Registration and Inclusion of Registrable
          -------------------------------------------------------------
Securities.  Subject to the terms of this Agreement, in the event the Company
----------
decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand registration rights other than pursuant to Section 4 hereof) on a form that would be suitable for a registration involving Registrable Securities, the Company will: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within twenty (20) days after delivery of such written notice from the Company.

     5.2  Underwriting in Piggyback Registration.
          --------------------------------------

          5.2.1 Notice of Underwriting in Piggyback Registration.  If the
                ------------------------------------------------
Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.1. In such event, the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this Section 5. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 5.

          5.2.2  Marketing Limitation in Piggyback Registration.  In the event
                 ----------------------------------------------
the Underwriter's Representative advises the Company that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative and the Company (subject to the allocation priority set forth in Section 5.2.3) may:

                 (i) in the case of the Company's initial Registered public offering, exclude some or all Registrable Securities from such registration and underwriting; and

                 (ii) in the case of any Registered public offering subsequent to the initial public offering, limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not less than thirty percent (30%) of the securities included in such Registration (based on aggregate market values).

          5.2.3  Allocation of Shares in Piggyback Registration.  In the event
                 ----------------------------------------------
that the Underwriter's Representative and the Company limit the number of shares to be included in a Registration pursuant to Section 5.2.2, the shares (other than Registrable Securities) held by officers or employees of the Company shall be excluded from such registration and underwriting to the extent required by such limitation. If a limitation of the number of shares is still required after such exclusion, the number of shares held by all other holders of securities (including Registrable Securities) requesting and legally entitled to include such securities in such Registration shall be excluded from such registration and underwriting to the extent required by such limitation, in proportion, as nearly as practicable, to the respective amounts of securities which such other holders would otherwise be entitled to include in such Registration; provided, however, that the number of shares of Registrable Securities held by the Holders to be included in such Registration and underwriting shall not be limited to less than thirty percent (30%) of the securities included in such Registration (based on aggregate market value). No Registrable Securities or other securities excluded from the underwriting by reason of this Section 5.2.3 shall be included in the Registration Statement.

          5.2.4  Withdrawal in Piggyback Registration.  If any Holder
                 ------------------------------------
disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the Underwriter's Representative delivered at least seven days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

     5.3  Blue Sky in Piggyback Registration.  In the event of any Registration
          ----------------------------------
of Registrable Securities pursuant to this Section 5, the Company will exercise its best efforts to

Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

          6.   Expenses of Registration.  All Registration Expenses incurred in
               ------------------------
connection with all Registrations pursuant to Section 4 and Section 5 shall be borne by the Company. Notwithstanding the above, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses unless the Holders of a majority of the Registrable Securities agree to forfeit their right to such registration), provided however, that if at the time of such withdrawal, the Holders have learned of a Material Adverse Event with respect to the condition, business, or prospects of the Company not known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 4. All Selling Expenses shall be borne by the holders of the securities Registered Pro Rata on the basis of the number of shares Registered.

          7.   Termination of Registration Rights.  The rights to cause the
               ----------------------------------
Company to register securities granted under Sections 4 and 5 of this Agreement shall terminate, with respect to each Holder five years after the closing date of the Company's initial public offering; provided, however, that a Holder's rights provided for under Sections 4 and 5 shall terminate earlier when (i) such Holder owns less than one percent (1%) of the outstanding securities of the Company, (ii) such Holder may sell all its shares in a three (3) month period under Rule 144 of the Act, and (iii) the Company is then subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

          8.   Registration Procedures and Obligations.  Whenever required under
               ---------------------------------------
this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for up to one hundred eighty (180) days, provided, however, that such one hundred eighty (180) day period shall be
--------  -------
extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

          (b) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement for up to one hundred eighty
(180) days.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing such obligation to continue for one hundred eighty (180) days.

          (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (h) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a registration pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering if any and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters if any and to the Holders requesting registration of Registrable Securities.

          (i) Cause all Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

     9.   Information Furnished by Holder.  It shall be a condition precedent of
          -------------------------------
the Company's obligations under this Agreement, with respect to each Holder, that such Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as shall be required to effect the registration of such Holder's Registrable Securities.

     10.  Indemnification.
          ---------------

          10.1  Company's Indemnification of Holders.  To the extent permitted
                ------------------------------------
by law, the Company will indemnify each Holder, each of its officers, directors, and constituent partners, legal counsel for the Holders, and each person controlling such Holder (within the meaning of the Securities Act), with respect to which Registration, qualification, or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages, or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification, or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification, or compliance; and the Company will reimburse each such Holder, each such underwriter, and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 10.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that if the Company and the Holder disagree as to the reasonableness of the settlement terms, they shall mutually agree upon an independent counsel to review the matter and resolve the dispute with the cost of such counsel to be split between the Company and the Holder; and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company.

          10.2  Holder's Indemnification of Company.  To the extent permitted by
                -----------------------------------
law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or, compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, and constituent partners, and each person controlling such other Holder (within the meaning of the Securities Act), against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification, or compliance, and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but in each case only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section 10.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and provided, further, that each Holder's liability under this Section 10.2 shall not exceed such Holder's net proceeds from the offering of securities made in connection with such Registration.

          10.3 Indemnification Procedure.  Promptly after receipt by an
               -------------------------
indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Holders in conducting the defense of such action, suit, or proceeding (such conflict being related to claims for indemnity under this Section 10), then counsel for such party whose reasonable fees and expenses shall be borne by the indemnifying party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 10, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 10.

          10.4  Contribution.  If the indemnification provided for in this
                ------------
Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          10.5 The obligations of the Company and Holders under this Section 10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

     11.  Limitations on Registration Rights Granted to Other Securities. From
          --------------------------------------------------------------
and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any Registration rights that are superior to such rights provided to the Holders under this Agreement without the consent of the holders of at least two-thirds of the Registrable Securities. With the consent of the Holders of a majority of the Registrable Securities then outstanding, additional holders may be added as parties to this Agreement with regard to any or all securities of the Company held by them. Any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered an Investor for all purposes of this Agreement. The additional parties and the additional Registrable Securities shall be identified in an amendment to Schedule A hereto.

     12.   Transfer of Rights.
           ------------------

           12.1 The right to cause the Company to Register Securities granted by the Company to the Investors under this Agreement may be assigned by any Holder to (i) any partner, member or other owner or retired partner, member or other owner of any Holder which is a partnership or limited liability company,
(ii) any family member or trust for the benefit of any individual Holder, or
(iii) any transferee or assignee of any Convertible Securities or Registrable Securities not sold to the public pursuant to a public offering acquiring at least 300,000 shares of such Holder's Registrable Securities (equitably adjusted for any stock splits, subdivisions, stock dividends, changes, combinations or the like); provided, however, that the Company must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such information and Registration rights are being assigned, and the transferee or assignee of such rights must not be a person deemed by the Board of Directors of the Company, in its best judgment, to be a competitor or potential competitor of the Company.

          12.2  Notwithstanding the limitation set forth in the foregoing
Section 12.1, any Holder which is a partnership, a limited liability company or a limited duration company may transfer such Holder's Registration rights to such Holder's constituent partners or members (or any affiliates) without restriction as to the number or percentage of shares acquired by any such constituent partner or member and any Holder who is an individual may transfer such rights to a member of Holder's immediate family or to a trust for the benefit of Holder or of a member of Holder's immediate family without restriction as to the number or percentage of shares acquired by any such person or trust.

     13.  Market Standoff.  Each Holder hereby agrees that, if so requested by
          ---------------
the Company and the Underwriter's Representative (if any) in connection with the Company's initial public offering, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose (other than to partners, affiliates or shareholders of such Holder who shall be bound by the provisions of this Section 13) of any Registrable Securities without the prior written consent of the Company and the Underwriter's Representative for such offerings for such period of time (not to exceed one hundred eighty (180) days) following the effective date of a Registration Statement of the Company filed under the Securities Act as may be requested by such Underwriter's Representative. The obligations of Holders under this Section 13 shall be conditioned upon similar agreements being in effect with each other shareholder who is an employee, officer, director or 1% shareholder of the Company. Furthermore, with respect to any shares of the Company offered or traded in the public market (including pursuant to the Company's initial public offering or any market that may develop pursuant to Rule 144A promulgated under the Securities Act) there shall be no restriction on the acquisition or disposition of such shares pursuant to the Transactional Agreements (as defined in the Stock Purchase Agreement).

     14.  No-Action Letter or Opinion of Counsel in Lieu of Registration;
          ---------------------------------------------------------------
Conversion of Preferred Stock.  Notwithstanding anything else in this Agreement,
-----------------------------
if the Company shall have obtained from the Commission a "no-action" letter in which the Commission has indicated that it will take no action if, without Registration under the Securities Act, any Holder disposes of Registrable Securities covered by any request for Registration made under this Section in the specific manner in which such Holder proposes to dispose of the Registrable Securities included in such request (such as including, without limitation, inclusion of such Registrable Securities in an underwriting initiated by either the Company or the holders) and that such Registrable Securities may be sold to the public without Registration, or if in the opinion of counsel for the Company concurred in by counsel for such Holder, which concurrence shall not be unreasonably withheld, no Registration under the Securities Act is required in connection with such disposition and that such Registrable Securities may be sold to the public without Registration, the Registrable Securities included in such request shall not be eligible for Registration under this Agreement; provided, however, that any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 14 does not apply. The Registration rights of the Holders of the Registrable Securities set forth in this Agreement are conditioned upon the conversion of the Registrable Securities with respect to which Registration is sought into Common Stock immediately prior to the effectiveness of the Registration Statement.

     15.  Reports Under Exchange Act.  With a view to making available to
          --------------------------
the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 after the date that the Company becomes subject to the periodic reporting requirements of the Exchange Act;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without Registration or pursuant to such form.

     16.  Capital Expenditures.  The Company covenants that it will not
          --------------------
undertake any corporate action involving capital expenditures greater than $200,000 (other than such action included in a budget previously approved by the Company's Board of Directors) without first obtaining the affirmative vote or written consent of the holders of more than fifty percent (50%) of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred (voting on an as-converted to Common Stock basis), voting together as a single class.

     17.  Miscellaneous.
          -------------

          17.1  Entire Agreement; Successors and Assigns; Waiver of Rights of
                -------------------------------------------------------------
First Refusal.  This agreement constitutes the entire contract between the
-------------
Company and the Investors relative to the subject matter hereof. Any previous agreement between the Company and any Investor concerning registration rights and rights to information is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successor, and assigns of the parties. Investors who are parties to the Prior Agreement, who constitute a majority of the Registrable Securities thereunder, hereby waive on behalf of all the Holders under the Prior Agreement (i) the notice periods set forth in Section 3 of the Prior Agreement with respect to their Right of First Refusal, and (ii) the Right of First Refusal with respect to shares of Series E Preferred that the Holders are not acquiring hereunder.

          17.2  Governing Law.  This Agreement shall be governed by, and
                -------------
construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

          17.3  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          17.4  Headings.  The headings of the Sections of this Agreement are
                --------
for convenience and shall not by themselves determine the interpretation of this Agreement.

          17.5  Notices.  Any notice required or permitted hereunder shall be
                -------
given in writing and shall be conclusively deemed effectively given upon personal delivery, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and (ii) if to an Investor, at such Investor's address as set forth on Schedule A, or at such other address as the Company or such Investor may designate by ten
(10) days advance written notice to the Investors or the Company, respectively.

          17.6  Amendment of Agreement.  Any provision of this Agreement may be
                ----------------------
amended (and the rights of first refusal provided in Section 3 waived) only by a written instrument signed by the Company and by persons holding a majority of the Registrable Securities as defined in Section 1 of this Agreement; provided, however, that no provision of this Agreement may be amended such that the rights hereunder of any Holder of Registrable Securities are adversely affected relative to the rights of any other such Holder without the approval of the Holders of at least two-thirds of the Registrable Securities adversely affected; provided, however, that no amendment shall be effective as to any investment company without its approval.

          17.7  Severability.  In case any provision of this Agreement shall be
                ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          17.8  Prior Agreements.  Any and all prior agreements between the
                ----------------
Company and the parties hereto governing information and registration rights are hereby superseded and replaced.

          17.9  Aggregation of Stock.  All shares of Registrable Securities held
                --------------------
or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investor Rights Agreement as of the day and year first above written.

Company:                           INTERWOVEN, INC.,
                                   a California corporation


                                   By: /s/ Martin Brauns
                                       ------------------------------------
                                       Martin Brauns, President and Chief
                                       Executive Officer

                                   Address:     1195 West Fremont Avenue,
                                                Suite 2000
                                                Sunnyvale, CA  94087


INVESTOR:               Foundation Capital II, L.P.
                        By: Foundation Capital Management II, L.L.C.

                        By: /s/ Kathryn C. Gould
                            -----------------------------------------
                            Kathryn C. Gould, Manager

                        Foundation Capital II Entrepreneurs' Fund, L.L.C.
                        By: Foundation Capital Management II, L.L.C.

                        By: /s/ Kathryn C. Gould
                            -----------------------------------------
                            Kathryn C. Gould, Manager

                        Foundation Capital II Principals Fund, L.L.C.
                        By: Foundation Capital Management II, L.L.C.

                        By: /s/ Kathryn C. Gould
                            -----------------------------------------
                            Kathryn C. Gould, Manager

                        ACCEL VL.P.
                        By: ACCEL V ASSOCIATES L.L.C.
                        ITS GENERAL PARTNER

                        By: /s/ Carter Sednaoui
                            -----------------------------------------
                            MANAGING MEMBER

                        Accel Internet/Strategic Technology Fund L.P.
                        By: Accel Internet/Strategic Technology Fund Associates L.L.C.
                        Its General Partner

                        By: /s/ Carter Sednaoui
                            -----------------------------------------
                            Managing Member

                        Accel Keiretsu V L.P.
                        By: Accel Keiretsu V Associates L.L.C.
                        Its General Partner

                        By: /s/ Carter Sednaoui
                            -----------------------------------------
                            Managing Member

                        ACCEL INVESTORS '97 L.P.

                        By: /s/ Carter Sednaoui
                            -----------------------------------------
                            Managing Partner

                        Ellmore C. Patterson Partners

                        By: /s/ Arthur C. Patterson
                            -----------------------------------------
                            Arthur C. Patterson
                            General Partner

                        By: /s/ Eileen Richardson
                            -----------------------------------------
                            (Signature)

                            JK&B Capital, L.P.
                            -----------------------------------------
                            (Name of Entity or Individual)


                            -----------------------------------------
                            (Name and Title of Authorized Signatory)

                        By: /s/ Eileen Richardson
                            -----------------------------------------
                            (Signature)

                            JK&B Capital II, L.P.
                            -----------------------------------------
                            (Name of Entity or Individual)

                            -----------------------------------------
                            (Name and Title of Authorized Signatory)

                        By: /s/ Ron Hiram
                            -----------------------------------------
                            (Signature)
                            Quantum Industrial Partners LDC
                            Ron Hiram
                            -----------------------------------------
                            (Name of Entity or Individual)

                            Attorney-in-Fact
                            -----------------------------------------
                            (Name and Title of Authorized Signatory)


                        By: /s/ Michael C. Neus
                            -----------------------------------------
                            (Signature)
                            Michael C. Neus
                            Attorney-in-Fact
                            -----------------------------------------
                            (Name of Entity or Individual)

                            S-C Phoenix Holdings LLC
                            -----------------------------------------
                            (Name and Title of Authorized Signatory)


                        By: /s/ Peter A. Hurwitz
                            -----------------------------------------
                            (Signature)
                            Winston Partners II LDC
                            -----------------------------------------
                            (Name of Entity or Individual)
                            Peter A. Hurwitz
                            Attorney in Fact
                            -----------------------------------------
                            (Name and Title of Authorized Signatory)


                        By: /s/ Peter A. Hurwitz
                            -----------------------------------------
                            (Signature)
                            Winston Partners II LLC by Chatterjee Advisors LLC Its Manager
                            -----------------------------------------
                            (Name of Entity or Individual)

                            /s/ Peter A. Hurwitz, Manager
                            -----------------------------------------


                            (Name and Title of Authorized Signatory)


                        By: /s/ A. Barr Dolan
                            -----------------------------------------
                            (Signature)
                            Charter Ventures III LLC
                            -----------------------------------------
                            (Name of Entity or Individual)

                            -----------------------------------------
                            (Name and Title of Authorized Signatory)


                        By: /s/ Steve Jurvetson
                            -----------------------------------------
                            (Signature)
                            Draper Fisher Associates Fund III, L.P.
                            -----------------------------------------
                            (Name of Entity or Individual)
                            Steve Jurvetson, Managing Director
                            -----------------------------------------
                            (Name and Title of Authorized Signatory)


                        By: /s/ Steve Jurvetson
                            -----------------------------------------
                            (Signature)
                            Draper Fisher Partners LLC
                            -----------------------------------------
                            (Name of Entity or Individual)
                            Steve Jurvetson, Managing Director
                            -----------------------------------------
                            (Name and Title of Authorized Signatory)


                        By: Integral Capital Management IV, LLC
                            Its General Partner
                        By: /s/ Pamela Hagenah
                            -----------------------------------------
                            (Signature)
                            Integral Capital Partners IV, L.P.
                            Pamela K. Hagenah
                            -----------------------------------------
                            (Name of Entity or Individual)
                            Manager
                            -----------------------------------------
                            (Name and Title of Authorized Signatory)

                        By: Integral Capital Partners NBT, LLC
                            Its General Partner
                        By: /s/ Pamela Hagenah
                            -----------------------------------------
                            (Signature)
                            Integral Capital Partners IV MS Side Fund, L.P. Pamela K. Hagenah
                            -----------------------------------------
                            (Name of Entity or Individual)
                            Manager
                            -----------------------------------------
                            (Name and Title of Authorized Signatory)

                            Merchant Capital, Inc.
                        By: /s/ John M. Carroll
                            -----------------------------------------
                            (Signature)
                            John M. Carroll
                            -----------------------------------------
                            (Name of Entity or Individual)
                            Vice President
                            -----------------------------------------


                        By: /s/ Michael Huffman
                            -----------------------------------------
                            (Signature)
                            Michael Huffman
                            -----------------------------------------
                            (Name of Entity or Individual)

                            -----------------------------------------
                            (Name and Title of Authorized Signatory)


                        By: /s/ S. M.S. Boswick
                            -----------------------------------------
                            (Signature)
                            Seligman Communication and Information Fund
                            -----------------------------------------
                            (Name of Entity or Individual)
                            S. M. S. Boswick, Managing Director
                            -----------------------------------------
                            (Name and Title of Authorized Signatory)


                        By: /s/ Garrett Van Wagoner
                            -----------------------------------------
                            (Signature)
                            Van Wagoner Capital Management
                            -----------------------------------------
                            (Name of Entity or Individual)
                            Garrett Van Wagoner, President
                            -----------------------------------------
                            (Name and Title of Authorized Signatory)

                        CAMBRIDGE TECHNOLOGY CAPITAL FUND I L.P.

                        By: Cambridge Technology GPLP, L.P.
                        By: Cambridge Technology CGP, Inc.

                        By: /s/ Barry Rosenbaum
                            -----------------------------------------
                        Name: Barry Rosenbaum
                        Title: Managing Director

                        By: /s/ William James Bell
                            -----------------------------------------
                            (Signature)
                            William James Bell 1993 Trust
                            -----------------------------------------
                            (Name of Entity or Individual)
                            William James Bell - Trustee
                            -----------------------------------------
                            (Name and Title of Authorized Signatory)

                        By: /s/ Steven P. Bird
                            -----------------------------------------
                            (Signature)
                            Charter Growth Capital, L.P.
                            -----------------------------------------
                            (Name of Entity or Individual)
                            Steven P. Bird, G.P of the G.P.
                            -----------------------------------------
                            (Name and Title of Authorized Signatory)

                        By: /s/ Steven P. Bird
                            -----------------------------------------
                            (Signature)
                            Charter Growth Capital Co. - Investment Fund, L.P.
                            -----------------------------------------
                            (Name of Entity or Individual)


                            Steven P. Bird, G.P. of the G.P.
                            -----------------------------------------
                            (Name and Title of Authorized Signatory)


                        By: /s/ Steven P. Bird
                            -----------------------------------------
                            (Signature)
                            CGC Investors, L.P.
                            -----------------------------------------
                            (Name of Entity or Individual)
                            Steven P. Bird, G.P. of the G.P.
                            -----------------------------------------
                            (Name and Title of Authorized Signatory)

                        STAR BAY PARTNERS, L.P., a California Limited
                        Partnership

                        By: APH Capital Management LLC. A California
                            Limited Liability Company, its General Partner

                        By: Levensohn Capital Management LLC, a California
                            Limited Liabililty Company, its Managing Member

                        By: /s/ Pascal N. Levensohn
                            -----------------------------------------
                            Pascal N. Levensohn
                            Managing Member


                        By: /s/ James P. Labe
                            -----------------------------------------
                            (Signature)
                            COMDISCO, INC.
                            -----------------------------------------
                            (Name of Entity or Individual)
                            James P. Labe, President
                            Comdisco Ventures Division
                            -----------------------------------------
                            (Name and Title of Authorized Signatory)


                        By: /s/ M. Waldron
                            -----------------------------------------
                            (Signature)
                            Lion Investments Limited
                            -----------------------------------------
                            (Name of Entity or Individual)
                            Michael Waldron - Director
                            -----------------------------------------
                            (Name and Title of Authorized Signatory)

                        By: /s/ M. Waldron
                            -----------------------------------------
                            (Signature)
                            Westpool Investment Trust plc
                            -----------------------------------------
                            (Name of Entity or Individual)
                            Michael Waldron - Director
                            -----------------------------------------
                            (Name and Title of Authorized Signatory)


                        By: /s/ Eugene M. Weber, Trustee
                            -----------------------------------------
                            (Signature)
                            Weber Family Trust dated 1/6/89
                            -----------------------------------------
                            (Name of Entity or Individual)
                            Eugene M. Weber, Trustee
                            -----------------------------------------
                            (Name and Title of Authorized Signatory)



                        By: /s/ David Leyrer
                            -----------------------------------------
                            (Signature)
                            Nexus Capital Partners I, LP
                            -----------------------------------------
                            (Name of Entity or Individual)
                            David Leyrer, Gen. Partner
                            -----------------------------------------
                            (Name and Title of Authorized Signatory)


                        By: /s/ David Leyrer
                            -----------------------------------------
                            (Signature)
                            Porcelain Partners, LP
                            -----------------------------------------
                            (Name of Entity or Individual)
                            David Leyrer, Gen. Partner
                            -----------------------------------------
                            (Name and Title of Authorized Signatory)

                                 SCHEDULE A
                                 ----------

                             SCHEDULE OF INVESTORS

                                                      Number of             Aggregate
                                                      ---------             ---------
Investor                                               Shares             Purchase Price
--------                                               ------             --------------
Foundation Capital II, L.P.                            187,000             $1,058,420.00

Foundation Capital II Entrepreneurs Fund, LLC           22,000             $  124,520.00

Foundation Capital II Principals Fund, LLC              11,000             $   62,260.00

     Foundation Capital Subtotal:                      220,000             $1,245,200.00

 c/o Foundation Capital
 70 Willow Road, Suite 200
 Menlo Park, CA 94025
 Attn: Kathryn Gould
----------------------------------------------------------------------------------------
Accel V L.P.                                            84,827                480,120.82

Accel Internet/Strategic Technology Fund L.P.           11,238                 63,607.08

Accel Keiretsu V L.P.                                    4,430                 25,073.80

Accel Investors `97 L.P.                                 5,187                 29,358.42

Ellmore C. Patterson Partners                            2,377                 13,453.82

     Accel Partners Subtotal:                          108,059             $  611,613.94

  c/o Accel Partners
  428 University Ave.
  Palo Alto, CA 94301
  Attn: John Partridge

  with copies to:

  Accel Partners
  One Palmer Square
  Princeton, NJ 08542-3718
  Attn: Carter Sednaoui
----------------------------------------------------------------------------------------
JK&B Capital, L.P.                                     132,862             $  751,998.92

JK&B Capital II, L.P.                                   66,431             $  375,999.46

     JK&B Capital Subtotal:                            199,293             $1,127,998.38
  JK&B Capital
  205 North Michigan Avenue, Suite 808
  Chicago, IL  60601
  Attn: Eileen Richardson

  with copies to:

  c/o JK&B Capital
  Corporate Centre/West Bay Road
  Leeward 1
  P.O. Box 31106 SMB
  Grand Cayman, Cayman Islands

  Attn:  William Keunen
----------------------------------------------------------------------------------------

                                 SCHEDULE A
                                 ----------

                        SCHEDULE OF INVESTORS (Cont'd)

                                                 Number of             Aggregate
                                                 --------              ---------
Investor                                          Shares             Purchase Price
--------                                          ------             --------------
Quantum Industrial Partners LDC                   20,742              $117,399.72

 c/o Curacao Corporation Company, N.V.
 Kava Flamhoyan 9
 Willemstad, Curacao
 Netherlands Antilles

 with copies to:
 Soros Fund Management LLC
 888 Seventh Avenue
 New York, New York  10106
 Attention: Michael C. Neus

 Akin, Gump, Strauss, Hauer & Feld L.L.P
 590 Madison Avenue
 New York.  New York 10022
 Attention:  Patrick J. Dooley
---------------------------------------------------------------------------------
S-C Phoenix Holdings LLC                          13,828              $ 78,266.48

 c/o Soros Fund Management LLC
 888 Seventh Avenue
 New York, New York 10106
 Attention Michael C Neus

 with a copy to
 Akin, Gump, Straus, Hauer & Feld L.L.P.
 590 Madison Avenue
 New York, New York  10022
 Attention:  Patrick J Dooley
---------------------------------------------------------------------------------
Winston Partners II LDC                            4,609              $ 26,086.94

 c/o Curacao Corporation Company, N V
 Kaya Flamboyan 9
 Willemstad, Curacao
 Netherlands Antilles

 with copies to
 The Chatterjee Group
 888 Seventh Avenue
 New York, New York  10106
 Attention Dan Alexander/Peter Hurwitz

 Akin, Gump, Strauss, Hauer & Feld L.L.P
 590 Madison Avenue
 New York New York 10022
 Attention:  James E. Kaye
---------------------------------------------------------------------------------
Winston Partners II LLC                            2,305              $ 13,046.30

 c/o Chatterjee Advisors L.L.C.
 888 Seventh Avenue
 New York, New York  10106
 Attention:  Dan Alexander/Peter Hurwitz

 with a copy to:
 Akin, Gump, Strauss, Hauer & Feld L.L.P
 590 Madison Avenue
 New York, New York  10022
 Attention:  James E. Kaye
---------------------------------------------------------------------------------

                                 SCHEDULE A
                                 ----------

                        SCHEDULE OF INVESTORS (Cont'd)

                                                      Number of        Aggregate
                                                      ---------        ---------
Investor                                               Shares        Purchase Price
--------                                               ------        --------------
Charter Ventures III LLC                                45,000        $  254,700.00

 c/o Charter Venture Capital
 525 University Avenue, Suite 1500
 Palo Alto, CA  94301
 Attn:  A. Barr Dolan
-----------------------------------------------------------------------------------
Draper Fisher Partners, LLC                                120               679.20

Draper Fisher Associates Fund III, L.P.                   1849            10,465.34

     Draper Fisher Subtotal:                             1,969        $   11,144.54

 c/o Draper Fisher Jurvetson
 400 Seaport Court, Suite 250
 Redwood City, CA 94063
 Attn: Steve Jurvetson
-----------------------------------------------------------------------------------
Integral Capital Partners IV, L.P.                      57,746        $  326,842.36

Integral Capital Partners IV MS Side Fund, L.P.            320        $    1,811.20

     Integral Capital Partners Subtotal:                58,066        $  328,653.56

 c/o Integral Capital Partners
 2750 Sand Hill Road
 Menlo Park, CA   94025
 Attn:  Pamela Hagenah
-----------------------------------------------------------------------------------
Merchant Capital, Inc.                                 229,682        $1,300,000.12

 11 Madison Avenue, 26th Floor
 New York, NY  10010-3629
 Attn: John Carroll
-----------------------------------------------------------------------------------
Michael Huffman                                          8,834        $   50,000.44
 6595 Stonehill Drive
 San Jose, CA  95120
-----------------------------------------------------------------------------------
Seligman Communications and Information Fund, Inc.     706,714        $4,000,001.24

 100 Park Avenue, 7th Floor
 New York, NY   10017
 Attn:  Paul B. Goucher, Esq.
-----------------------------------------------------------------------------------
Van Wagoner Capital Management                         706,714        $4,000,001.24

 345 California Street, Suite 2450
 San Francisco, CA   94104
 Attn: Garrett Van Wagoner
-----------------------------------------------------------------------------------
Cambridge Technology Capital Fund I L.P.               176,678        $  999,997.48

 8 Cambridge Center
 Cambridge, MA  02412
 Attn:  Scott Johnson
-----------------------------------------------------------------------------------
William James Bell 1993 Trust                          132,510        $  750,006.60

 10539 Bellagio Road
 Bel Air, CA   90077
-----------------------------------------------------------------------------------

                                 SCHEDULE A
                                 ----------

                         SCHEDULE OF INVESTORS (Cont'd)

                                                 Number of        Aggregate
                                                 ---------        ---------
Investor                                          Shares        Purchase Price
--------                                          ------        --------------
Charter Growth Capital, L.P.                        141,343      $   800,001.38

Charter Growth Capital Co-Investment Fund, L.P.      26,501      $   149,995.66


CGC Investors, L.P.                                   8,834      $    50,000.44

     Charter Growth Capital Subtotal                176,678      $   999,997.48

 525 University Avenue, Suite 1400
 Palo Alto, CA  94301
 Attn:  Steven Bird
-------------------------------------------------------------------------------
Star Bay Partners, L.P.                              88,339      $   499,998.74

 c/o Levensohn Capital Management
 44 Montgomery Street, Suite 1200
 San Francisco, CA   94104
 Attn:  Frank Brown
-------------------------------------------------------------------------------
Comdisco, Inc.                                       88,339      $   499,998.74

 6111 North River Road
 Rosemont, IL  60018
 Attn:  Venture Group
-------------------------------------------------------------------------------
Lion Investments Limited                            176,678      $   999,997.48

 c/o London Merchant Securities plc
 33 Robert Adam Street
 London WIM 5AH, England
 Attn:  Michael Bennett
-------------------------------------------------------------------------------
Westpool Investment Trust plc                        84,806      $   480,001.96

 c/o London Merchant Securities plc
 33 Robert Adam Street
 London WIM 5AH, England
 Attn:  Michael Bennett
-------------------------------------------------------------------------------
Weber Family Trust Dated 1/6/89                       3,534      $    20,002.44

 c/o Bluewater Capital Management
 50 California Street, Suite 3200
 San Francisco, CA   94111
 Attn:  Eugene Weber
-------------------------------------------------------------------------------
Nexus Capital Partners I, L.P.                       88,339      $   499,998.74

 201 Spear Street, Suite 1700
 San Francisco, CA   94105
 Attn:  David Leyrer
-------------------------------------------------------------------------------
Porcelain Partners, L.P.                             53,003      $   299,996.98

 201 Spear Street, Suite 1700
 San Francisco, CA   94105
 Attn:  David Leyrer
-------------------------------------------------------------------------------
                                                  _________      ______________
TOTAL:                                            3,394,719      $19,214,109.54